EXHIBIT 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 19, 2025 (the “Execution Date”), is entered into by and between SPLASH BEVERAGE GROUP, INC., a Nevada corporation (the “Company”), and ________________________ (the “Buyer”). Each capitalized term used herein shall have the meaning ascribed thereto in Section 10 below, or as otherwise defined herein. This Agreement is one of a series of Note Purchase Agreements (such other Note Purchase Agreements, the “Other Agreements”) pursuant to which secured convertible promissory notes are being sold on the terms set forth in the Transaction Documents (as defined below) (such other notes, the “Other Notes,” and together with the Note (as defined below) being sold and issued hereunder, collectively, the “Notes”)). Reference herein to “Buyers” or “a Buyer” refers to the Buyer and the other investors under the Other Agreements. The aggregate principal of the Notes shall be $2,200,000.

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a secured convertible promissory note of the Company, in the form attached hereto as Exhibit A, in the principal amount as set forth on the Issuance Schedule attached hereto (such note, together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”) convertible into shares (the “Conversion Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), pursuant to the terms of the Note, and secured by that certain security agreement entered into between the parties on the Execution Date (the “Security Agreement”); and

WHEREAS, as an inducement to enter into this Agreement, the Company has agreed to enter into that certain Stock Purchase Agreement by and between the Company and Buyer, dated September 19, 2025 in the form attached hereto as Exhibit B (the “ELOC Agreement”).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF SECURITIES.

(a)	Closing. On the Closing Date (as defined below), the Company shall sell and issue to the Buyer and the Buyer shall purchase the Note in such principal amount, and for such funding price, set forth on the Issuance Schedule under “Closing” (the “Closing”), which such funding amount among the Buyer and the Other Buyers shall collectively be $2,000,000 for the Closing (the “Company Funding Amount”), as more particularly set forth on the Issuance Schedule. The date on which Buyer funds such Note shall be the “Funding Date.”

(b)	Closing Date. The date of the issuance and sale of the Note constituting the Closing pursuant to this Agreement (the “Closing Date”) shall be the Execution Date.

(c)	Form of Payment. On the Funding Date, the Buyer shall deliver the Company Funding Amount by wire transfer of immediately available funds, in accordance with the Company’s written wiring instructions.

(d)	ELOC Agreement. At the Closing, the Company shall deliver the to the Buyer an executed copy of the ELOC Agreement and all of the ancillary documents contemplated by the ELOC Agreement.

(e)	Ranking. Pursuant to the Security Agreement, the Company pledges and grants to the Buyer a continuing priority lien and security interest in favor of the Buyer in and to all of its right, title and interest in and to the Collateral as defined therein.

2.	REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company that:

(a)	Authorization; Enforcement. This Agreement has been duly and validly authorized by the Buyer. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

(b)	Accredited Investor Status. The Buyer is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3) (an “Accredited Investor”), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that as of the Execution Date and as of each Closing Date and as of the Funding Date (or as of such other time expressly specified below):

(a)	Corporate Governance Compliance:

(i)       Issuance of Note and Conversion Shares. The Note has been duly authorized and is being validly issued to the Buyer. The Conversion Shares have been duly authorized and fully reserved for issuance and, upon conversion of the Note in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Conversion Shares shall not be subject to pre-emptive rights or other similar rights of stockholders of the Company (except to the extent already waived) and will not impose personal liability upon the holder thereof, other than restrictions on transfer provided for in the Transaction Documents and under the Securities Act.

(ii)       Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents. Other than approval of the Company’s stockholders for the issuance of shares of Common Stock upon conversions of the Note in excess of the Exchange Cap (as defined below) in accordance with the rules of the Trading Market, the execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application and subject to the Stockholder Approval. “Exchange Cap” means such maximum number of shares equal to 19.99% of the shares of Common Stock issued and outstanding immediately preceding the execution of this Agreement), which number of shares shall be (i) reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Trading Market and (ii) appropriately adjusted for any reorganization, recapitalization stock split or other similar transaction that occurs after the date of this Agreement.

(iii)       No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary.

(b)	SEC and Offering Compliance:

(i)       Brokers. No broker is entitled to a commission payable by the Company in connection with the transactions contemplated by this transaction and the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby. Any all fees due to any brokers shall be paid and satisfied by the Company at the Closing.

Regulation D Compliance. With respect to Securities to be offered and sold hereunder, and subject to and in reliance on the Buyers’ representations and warranties made in Section 2, the Company will satisfy all of the applicable requirements of compliance with Rule 506 under the Securities Act.

(ii)       Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(c)	Operations Related:

(i)        Absence of Certain Changes. Except as disclosed in the Company’s public filings with the SEC or in Schedule 3(c), since June 26, 2025, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries, taken as a whole.

(d)	General

(i)       Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3 in any material respect, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an “Event of Default” under the Note.

(ii)       Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note is absolute and unconditional regardless of the dilutive effect that such issuances may have on the ownership interests of other stockholders of the Company.

(iii)       Rollover Rights. Notwithstanding anything to the contrary herein, the Buyer shall have the right, but not the obligation, to exchange, convert, or roll all or any portion of the Note purchased under this Agreement into any securities issued by the Company in any future financing, offering, investment, or other fund raising transactions (a “Future Transaction”) undertaken by the Company or its Affiliates, on terms and conditions to be mutually agreed by the Company and the Buyer, provided that any purchase price per share applicable to the Buyer’s securities issued in the Future Transaction shall not be greater than the conversion price that is then applicable under the Note. The Company shall provide the Buyer with written notice of any proposed Future Transaction at least fifteen (15) days prior to the consummation thereof, and the Buyer may elect, in its sole discretion, to participate in such Future Transaction by delivering written notice to the Company within ten (10) days of receipt of such notice. For the avoidance of doubt, the Buyer’s right to roll the Notes into a Future Transaction is exercisable at the Buyer’s sole discretion and shall not obligate the Buyer to participate in any such Future Transaction. Notwithstanding anything to the contrary, this Section 3(d)(iii) and the rights and obligations hereunder shall not apply to an Exempt Issuance. The rights set forth in this Section 3(d)(iii) shall apply based on each holder of a Note’s applicable Pro Rata Portion if such Future Transaction constitutes less than the aggregate principal amount of all Notes.

4.	GENERAL COVENANTS.

(a)	Use of Proceeds. The Company shall use the proceeds from the sale of the Note solely for general working capital purposes and as set forth on Schedule 4(a).

(b)	Reservation of Shares. The Company covenants that while the Note and/or Conversion Shares remain outstanding, the Company will reserve from its authorized and unissued Common Stock, three times (300%) the number of shares of Common Stock, free from pre-emptive rights, that would both be issuable upon full, unconditioned conversion of the Note calculated on the basis of the conversion price of the Note in effect as the Closing Date, which such reserved amounts shall be increased by the Company, or upon the written demand of the Buyer, from time to time in accordance with its obligations under such Note. In addition to all other rights in this Agreement and the Notes, in the event that on any date (the “Reserve Depletion Date”) the Company does not have available enough authorized shares of Common Stock to satisfy any conversion request regarding the Note, the Company shall first convert as much as would be permitted based on the number of authorized and available shares of Common Stock and then shall use best efforts to increase its authorized Common Stock within thirty (30) days of the Reserve Depletion Date or as soon as reasonably practicable thereafter.

(c)	Indemnification. Each party hereto (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or the rules and regulations thereunder (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement.

(d)	Certain Expenses and Fees. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of the Note to the Buyer. In addition, the Company shall pay/reimburse the legal fees of the Buyer up to $30,000.00 via a direct payment to the Buyer’s legal counsel immediately upon the Execution Date.

(e)	Listing. The Company shall work in good faith to secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon exercise of the Note. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable.

5.	SPECIAL COVENANTS

(a)	Piggyback Registration Rights. Notwithstanding the registration rights contained in Section 5(e) below, upon written demand of the Holder in accordance herewith, the Company shall include on any registration and/or offering statement filed with the SEC other than an at-the-market offering, including without limitation on any offering statement on Form 1-A, all Conversion Shares for resale by the Buyer. In addition to all other remedies at law or in equity or otherwise under this Agreement or any other Transaction Documents, failure to do so will result in liquidated damages of $50,000.00 pursuant to this Section 5(a), being immediately due and payable to the Buyer at its election in the form of cash payment. The Company shall notify the Holder of an intended registration at least 15 Trading Days prior to the filing of the applicable registration statement, and the Holder shall make its written demand to include its shares in such registration statement within three Trading Days thereafter. The liquidated damages provided herein shall not apply if the Holder does not timely provide such written demand or fails to provide the Company with information and documents which are reasonably necessary for inclusion of the shares in such registration statement.

(b)	Repayment from Proceeds. While any portion of the Note is owed and outstanding, and after the Company has effected an aggregate of $3,000,000 of purchases from the Buyer under the ELOC Agreement, in every instance thereafter that the Company receives any gross cash proceeds from the issuance of any of its securities pursuant to the ELOC Agreement, the Company shall, within one (1) Trading Day of the Company’s receipt of such proceeds, inform the Buyer of such receipt, following which the Company shall immediately apply thirty percent (30%) of such proceeds to repay the outstanding amounts owed under the Note until the Note is paid in full, which the Company must complete within one (1) Trading Day after the Company’s receipt of such proceeds. Such repayment shall be made based on the Holder’s Pro Rata Portion of its Note relative to the holders of Other Notes. “Pro Rata Portion” means the ratio of (x) the purchase price paid by the Buyer for the Buyer’s Note divided by (y) the aggregate purchase price paid by all Buyers for all Notes.

(c)	Filing of Current Report and Registration Statement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, this Agreement and the Registration Rights Agreement (the “Current Report”). The Company shall also file with the SEC, within thirty (30) calendar days from the Execution Date, a new registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Conversion Shares, in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the Execution Date (the “Registration Rights Agreement”). The Company shall permit the Buyer to review and comment upon the substantially final pre-filing draft version of the Current Report at least two (2) Trading Days prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Buyer shall use its reasonable best efforts to comment upon the Current Report within one (1) Trading Day from the date the Buyer receives the substantially final version thereof from the Company. The Buyer shall cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Registration Statement with the SEC.

(d)	Stockholder Approval. As soon as practicable after the Execution Date, but in any event no later than October 31, 2025 (the “Stockholder Meeting Deadline”), the Company shall hold a meeting of its stockholders to seek approval of a waiver of the Exchange Cap regarding the issuance of all shares of Common Stock issuable pursuant to this Agreement, all shares of Common Stock underlying the Note, and regarding all other shares of Common Stock directly or indirectly held by the Buyer under any other instruments or securities, and, if needed, an increase in the authorized number of shares of Common Stock to afford the Company the ability to consummate all of the issuances of Common Stock contemplated under such agreements and instruments (approval of all such proposals, the “Stockholder Approval”). In connection with such meeting, the Company shall provide each stockholder of the Company with a proxy statement in compliance with applicable SEC rules and regulations and shall use its best efforts to solicit the Stockholder Approval and to cause its board of directors to recommend to the Company’s stockholders that they approve such proposal(s). The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional stockholder meeting to be held as soon as possible. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional stockholder meeting to be held semi-annually thereafter until such Stockholder Approval is obtained. For the avoidance of doubt, if the Company fails to obtain Stockholder Approval, the Exchange Cap shall be applicable for all purposes.

(e)	Breach of Covenants. If the Company breaches any of the covenants set forth in Section 4 above, this Section 5, or any other provisions set forth in this Agreement in any material respect, then in addition to any other remedies available to the Buyer pursuant to this Agreement, each such breach will be considered an “Event of Default” under the Note.

6.	Transfer Agent Instructions. Prior to registration of the Conversion Shares under the Securities Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in the Note. The Company warrants that: (i) no stop transfer instructions will be given by the Company to its Transfer Agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its Transfer Agent not to transfer or delay, impair, and/or hinder its Transfer Agent in transferring (or issuing) (electronically or in certificated form) any certificate for Conversion Shares to be issued to the Buyer upon exercise of, as and when required by this Agreement; and (iii) it will not fail to remove (or direct its Transfer Agent not to remove or impairs, delays, and/or hinders its Transfer Agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares as contemplated by the terms of this Agreement. Nothing in this Section shall affect in any way the Buyer’s obligations and agreement to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company (which shall be at the cost of the Company), with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of any Securities may be made without registration under the Securities Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its Transfer Agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer or, in the sole discretion of the Buyer, the Company shall take all action necessary to ensure that such Common Stock is transferred electronically as DWAC (as defined in the Note) shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

7.	GOVERNING LAW; MISCELLANEOUS.

(a)	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Each party hereby irrevocably submits that any dispute, controversy or claim arising out of or relating to this Agreement, shall be submitted to the exclusive jurisdiction of the state courts of the State of Delaware and the United States District Court for the District of Delaware. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(b)	JURY TRIAL WAIVER. THE COMPANY AND THE BUYER HEREBY WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS.

(c)	Counterparts; Signatures by Electronic Mail. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(d)	Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

(e)	Severability. In the event that any provision of this Agreement or of any of the Transaction Documents is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(f)	Entire Agreement; Amendments. This Agreement and the instruments referenced herein, and the Transaction Documents, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer and the Company.

(g)	Notices. Any notices, consents, demands, requests, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient; or (iii) one (1) Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company, to:

If to the Company:

Splash Beverage Group, Inc.

1314 E Las Olas Blvd. Suite 221

Fort Lauderdale, FL 33301

E-mail: ________

Attention: Robert Nistico, Chief Executive Officer

With a copy to (which shall not constitute notice or service of process):

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

E-mail: mharris@nasonyeager.com

Attention: Michael D. Harris, Esq.

If to the Buyer:

_______________

With a copy to (which shall not constitute notice or service of process):

_______________

Either party hereto may from time to time change its address or e-mail for notices under this Section 9(g) by giving at least ten (10) days’ prior written notice of such changed address to the other party hereto.

(h)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(e), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company.

(i)	Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, and the Affiliates of Buyer, and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)	Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closings hereunder as well as the termination/satisfaction of the Note for the longest period allowable under applicable law. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred. The Buyer agrees to indemnify and hold harmless the Company and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach by the Buyer of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

(k)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)	No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)	Remedies.

(i)       The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

(ii)       In addition to any other remedy provided herein or in any document executed in connection herewith, the Company shall pay the Buyer for all costs, fees and expenses in connection with any arbitration, litigation, contest, dispute, suit or any other action to enforce any rights of the Buyer against the Company in connection herewith, including, but not limited to, costs and expenses and attorneys’ fees, and costs and time charges of counsel to the Buyer.

(n)	Publicity. The Company and the Buyer shall have the right to review for a reasonable period of time before issuance of any press releases, SEC, Trading Market, or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any SEC, Trading Market or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof to the extent practicable).

8.	DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Common Stock Equivalent” means any securities of the Company entitling the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Damages” shall mean any loss, claim, damage, liability, cost and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (i) Common Stock, Common Stock Equivalents, options or other equity incentive awards to employees, officers, directors or vendors of the Company pursuant to any equity incentive plan duly adopted for such purpose, by the Company’s Board of Directors or a majority of the members of a committee of the Board of Directors established for such purpose, (ii) any Securities issued to the Buyer pursuant to this Agreement, (iii) any securities issued upon the exercise or exchange of or conversion of any shares of Common Stock or Common Stock Equivalents held by the Buyer at any time, (iv) any securities issued upon the exercise or exchange of or conversion of any Common Stock Equivalents that are issued and outstanding on the date of this Agreement, provided that such securities referred to in this clause (iv) have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (v) Common Stock issued pursuant to the Company’s employee stock purchase plan, or (vi) Common Stock or Common Stock Equivalents issued to a broker-dealer registered as such with the SEC.

“Person” means an individual, a corporation, a partnership, an association, a trust or other entity or organization, any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Securities” means, collectively, the Note, the Conversion Shares, and any other securities of the Company issued in connection with or in exchange for any of the foregoing.

“Subsidiary” or “Subsidiaries” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Trading Day” shall mean a day on which the NYSE American stock market shall be open for business.

“Trading Market” means the NYSE American stock market.

“Transaction Documents” shall mean this Agreement, the Note, the ELOC Agreement, the Transfer Agent Instruction Letter and all schedules and exhibits hereto and thereto.

“Transfer Agent” shall mean the current transfer agent of the Company, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent in the form of Exhibit C attached hereto.

** signature page follows **

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the Execution Date.

COMPANY:

SPLASH BEVERAGE GROUP, INC.

By:
Name:	Robert Nistico
Title:	Chief Executive Officer

BUYER:

By:
Name:
Title:

** Signature Page to Note Purchase Agreement **

ISSUANCE SCHEDULE

CLOSING

(1)	(2)	(5)
Buyer	Face Value of Note	Funding Amount
_________	_____	_____

*Shall collectively be net $1,970,000 subject to the Company’s reimbursement/direct payment at the Closing to the Buyer’s legal counsel for legal fees/transaction expenses on the Buyer’s behalf as contemplated by Section 4(d) of the Agreement.

EXHIBITS

EXHIBIT A – FORM OF NOTE

EXHIBIT B – FORM OF ELOC AGREEMENT

EXHIBIT C – FORM OF TRANSFER AGENT INSTRUCTION LETTER

EXHIBIT A

FORM OF NOTE

[Attached.]

EXHIBIT B

FORM OF ELOC AGREEMENT

[Attached.]

EXHIBIT C

FORM OF TRANSFER AGENT INSTRUCTION LETTER

[Attached.]